EXHIBIT 10.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is made as of this 27th day of October, 2006, by and among GoFish Corporation (f/k/a Unibio Inc.), a Nevada corporation (the “Company”), GoFish Technologies, Inc., a California corporation (“GoFish”) and the investor identified on the signature page to this Agreement (the “Investor”).

RECITALS:

WHEREAS, the Company and GoFish anticipate the entry into an Agreement and Plan of Merger and Reorganization, pursuant to which GF Acquisition Corp., a California corporation and a wholly-owned subsidiary of the Company, will merge with and into GoFish, with GoFish remaining as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger,” the date such Merger becomes effective hereinafter referred to as the “Merger Effective Date”);

WHEREAS, as a condition to the consummation of the Merger, and to provide the capital required by GoFish for working capital purposes, the Company is offering in compliance with Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and available prospectus exemptions in Canada, to accredited investors in a private placement transaction (the “Offering”), a minimum (the “Minimum”) of 3,666,667 units (the “Units”) and a maximum (the “Maximum”) of 6,666,667 Units, or such greater amount not to exceed 8,000,000 Units, as the Company may determine, each Unit consisting of one (1) share of the Company’s common stock (“Common Stock”) and a warrant (the “Investor Warrants”) to purchase one-half (1/2) share of Common Stock for five (5) years at the exercise price of $1.75 per share of Common Stock;

WHEREAS, the Investor desires to subscribe for, purchase and acquire from the Company and the Company desires to sell and issue to the Investor the number of Units, set forth on the signature page of this Agreement (the “Investor’s Units”) upon the terms and conditions and subject to the provisions hereinafter set forth;

WHEREAS, in connection with the purchase of the Investor’s Units, the Company and the Investor will execute a Registration Rights Agreement dated as of the date hereof pursuant to which the Company will provide certain registration rights to the Investor (the “Registration Rights Agreement”); and

WHEREAS, the Company, GoFish, and McGuireWoods LLP (the “Escrow Agent”) have entered into an Escrow Agreement (the “Escrow Agreement”) to provide for the safekeeping of funds received and documents executed in connection with the Offering.

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Purchase and Sale of the Units. Subject to the terms and conditions of this Agreement and the satisfaction of the Closing Conditions, the Investor subscribes for and agrees to purchase and acquire from the Company, and the Company agrees to sell and issue to the Investor, the Investor’s Units at the purchase price of $1.50 per Unit (the “Purchase Price”) payable in cash or by surrender of certain bridge notes of GoFish (the “GoFish Notes”) valued at the unpaid principal amount thereof; provided, that the Company reserves the right, in its sole discretion and for any reason, to reject any Investor’s subscription, in whole or in part, or to allot less than the number of Units subscribed for. To the extent that any subscription to be paid by surrender of GoFish Notes is rejected in whole or in part, the GoFish Notes that the Company has not accepted shall remain due and payable in accordance with their terms.

2.  The Closing. The Offering will terminate upon the earlier of (i) the receipt of acceptable subscriptions from the Investor and all other investors totaling $10,000,000, or such greater amount as the Company may determine, and (ii) the election of the Company upon receipt of subscriptions from the Investor and all other investors totaling $5,500,000 in cash; provided that the initial closing of the Offering shall be concurrent with the close of the Merger (the “Closing,” the date such Closing occurs hereinafter referred to as the “Closing Date”) at the offices of the Escrow Agent. On the Closing Date, the Escrow Agent shall deliver the funds and Transaction Documents (as defined herein) held in escrow as of the Closing Date pursuant to the terms of the Escrow Agreement. As soon as practicable after the Closing Date, the Company shall issue and deliver, or shall cause the issuance and delivery of, a stock certificate, registered in the name of the Investor and representing the shares of Common Stock underlying the Investor’s Units, and a warrant certificate registered in the name of the Investor representing the Investor’s right to purchase the number of shares of Common Stock underlying the Investor’s Warrants purchased in the Offering.

3.  Subscription Procedure. To complete a subscription for the Units, the Investor must fully comply with the subscription procedure provided in this Section on or before 5:00 p.m. Eastern time on the Closing Date.

(a)  Transaction Documents. Prior to 5:00 p.m. Eastern time on the Closing Date, the Investor shall review, complete and execute this Agreement, the Investor Questionnaire attached hereto as Appendix A, and the Registration Rights Agreement (collectively, the “Transaction Documents”), and deliver such Transaction Documents to the Escrow Agent at the address provided below. Executed agreements and questionnaires may be delivered to the Escrow Agent by facsimile using the facsimile number provided below if the Investor immediately thereafter confirms receipt of such transmission with the Escrow Agent and delivers the original copies of the agreements and questionnaire to the Escrow Agent as soon as practicable thereafter.

Escrow Agent - Mailing Address and Facsimile Number:

McGuireWoods LLP
50 North Laura Street, Suite 3300
Jacksonville, FL 32202-3661
Facsimile Number: (904) 798-3260
Attention: Nova Harb
Telephone Number: (904) 798-2639

(b)  Purchase Price. Simultaneously with the delivery of the Transaction Documents to the Escrow Agent as provided herein, and in any event on or before 5:00 p.m. Eastern time on the Closing Date, each Investor that is purchasing Units for cash shall deliver to the Escrow Agent the full Purchase Price for the Investor’s Units by wire transfer of immediately available funds pursuant to wire transfer instructions provided below:

Escrow Agent - Wire Transfer Instructions:

BANK OF AMERICA - Jacksonville, FL
ABA: 026009593 (Domestic Wires)
Swift Code: BOFAUS3N (International Wires)
Credit: McGuireWoods LLP IOLTA Account
Account Number: 2101206537
Reference: Louis Zehil -GoFish Escrow - 2049127-0001

McGuireWoods Accounting Contact: Julia Aaron (804) 775-1224
Bank Contact: Patrick Comia (888) 841-8159, Opt. 2, Ext. 2160

Any Investor that proposes to purchase Units with GoFish Notes shall tender the original executed GoFish Notes to the Escrow Agent to be used in payment for the Units subscribed for by such Investor and hereby authorizes the Escrow Agent to mark “CANCELLED” any GoFish Notes that the Company accepts in payment for Units.

(c)  Purchaser Representative. If the Investor has retained the services of a purchaser representative to assist in evaluating the merits and risks associated with investing in the Units, the Investor must deliver along with the Transaction Documents a purchaser representative certificate in a form acceptable to the Company.

(d)  Company Discretion to Accept or Reject Subscriptions. The Company may accept any subscription in whole or in part, or reject any subscription in its sole discretion for any reason whatsoever, and may terminate this Offering at any time prior to acceptance of subscriptions. If the Investor’s subscription is rejected or if the conditions to closing this Offering, including the receipt and acceptance of the subscriptions representing $5,500,000 in cash, are not satisfied, or if this Offering is otherwise terminated or withdrawn, funds delivered by the Investor to the Escrow Agent will be returned to the Investor without interest or deduction.

4.  Representations and Warranties of the Company and GoFish. In order to induce the Investor to enter into this Agreement, the Company and, as applicable, GoFish represent and warrant to the Investor as follows:

(a)  Authority. Each of the Company and GoFish is an entity duly organized, validly existing, and in good standing under the laws of the state in which it was incorporated or otherwise formed, and has all requisite right, power, and authority to execute, deliver and perform this Agreement.

(b)  Subsidiaries. The Company has no direct or indirect subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) other than GF Acquisition Corp., ITD Acquisition Corp., GF Leasco, Inc. and those necessary or desirable to consummate the Merger and the transactions contemplated by the Merger Agreement. Except as disclosed in the Exchange Act Documents, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(c)  Enforceability. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by each of the Company and GoFish, and, upon its execution by the Investor, shall constitute the legal, valid and binding obligation of each of the Company and GoFish, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d)  No Violations. The execution, delivery, and performance of this Agreement by the Company or by GoFish does not, and will not, violate or conflict with any provision of the Company’s or GoFish’s respective certificate of incorporation (including all amendments thereto) or bylaws (including all amendments thereto), or other charter documents, and does not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company, or as applicable of GoFish, pursuant to any material instrument or agreement to which the Company, or GoFish, is a party or by which the Company, or GoFish, or its properties are bound.

(e)  Capitalization. Upon issuance in accordance with the terms of this Agreement against payment of the Purchase Price therefor, the shares of Common Stock underlying the Investor’s Units will be duly and validly issued, fully paid, and nonassessable and free and clear of all liens imposed by or through the Company, and, assuming the accuracy of the representations and warranties of the Investor and all other purchasers of the Units in the Offering, will be issued in accordance with a valid exemption from the registration or qualification provisions of the Securities Act, and any applicable state securities laws (the “State Acts”) or will be issued in accordance with a valid prospectus exemption in Canada.

(f)  Exchange Act Filing. During the 12 calendar months immediately preceding the date of this Agreement, all reports and statements, including all amendments thereto, required to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, have been timely filed. Such filings, together with amendments thereto and all documents incorporated by reference therein, are referred to as “Exchange Act Documents.” Each Exchange Act Document, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)  Company Financial Statements. The unaudited financial statements, together with the related notes of the Company included in the Company’s Quarterly Report on Form 10-QSB for the quarter ended May 31, 2006 as filed with the Commission (the “Company Financial Statements”), fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods then ended. The unaudited financial statements of Go Fish included in the Confidential Private Placement Memorandum, dated October 3, 2006, of GoFish (the “GoFish Financial Statements”), fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of GoFish at the respective dates therein specified and its results of operations and cash flows for the periods then ended. The Company Financial Statements and GoFish Financial Statements included in any supplement to the Private Placement Memorandum have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis except as expressly noted therein.

(h)  No Material Liabilities. Except for liabilities or obligations not individually in excess of $100,000.00, or as set forth in the Exchange Act Documents or in the Private Placement Memorandum (and any supplement thereto), since May 31, 2006, neither the Company nor GoFish has incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business and except for liabilities or obligations reflected or reserved against on the Company’s balance sheet as of May 31, 2006, or in the balance sheet of GoFish contained in the GoFish Financial Statements, and there has not been any change, or to the knowledge of the Company or GoFish, development or effect (individually or in the aggregate) that is or is reasonably likely to be, materially adverse to the condition (financial or otherwise), business, prospects, or results of operations of the Company and the Subsidiaries considered as a whole, on the one hand, or GoFish, on the other (a “Material Adverse Effect”), or any change in the capital or material increase in the long-term debt of the Company or GoFish nor has either the Company or GoFish declared, paid, or made any dividend or distribution of any kind on its capital stock.

(i)  No Disputes Against the Company. There is no material pending or, to the knowledge of the Company, threatened (i) action, suit, claim, proceeding, or investigation against the Company or GoFish, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding against the Company or GoFish, (iii) governmental inquiry against the Company or GoFish, or (iv) any action or suit by or on behalf of the Company or GoFish pending or threatened against others.

(j)  Approvals. The execution, delivery, and performance by the Company of this Agreement and the offer and sale of the Units require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than those consents that have been obtained prior to the Closing and those filings required to be made pursuant to the Securities Act and any State Acts which the Company undertakes to file within the applicable time period or provincial filings required in connection with sales in Canada.

(k)  Compliance. Neither the Company nor GoFish, nor any of their respective Subsidiaries: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or GoFish, or any of their respective Subsidiaries under), nor has the Company nor GoFish, nor any of their respective Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any order of any Court, arbitrator, or governmental body; or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(l)  Patents and Trademarks. The Company and GoFish, and any of their respective Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor GoFish, nor any of their respective Subsidiaries, has received a written notice that the Intellectual Property Rights used by the Company or GoFish, or any of their respective Subsidiaries, violates or infringes upon the rights of any person. Except as set forth in the Exchange Act Documents, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights, except where such infringement could not have, or reasonably be expected to result in, a Material Adverse Effect.

(m)  Transactions With Affiliates and Employees. Except as set forth in the Exchange Act Documents, the Private Placement Memorandum (and any supplement thereto) and those transactions contemplated by the Transaction Documents, none of the officers or directors of the Company or GoFish and, to the knowledge of the Company or GoFish, none of the employees of the Company or GoFish is currently a party to any transaction with the Company or any Subsidiary or GoFish (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company or GoFish, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

(n)  Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-QSB is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the reporting period covered by each of the Company’s Forms 10-QSB filed with the Commission (each such date, the “Evaluation Date”) and presented in each such report their conclusions about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the applicable Evaluation Date. Since the Evaluation Date of the Company’s most recently filed Form 10-QSB, there have been no significant changes in the Company’s disclosure controls and procedures, the Company’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) or 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls over financial reporting.

(o)  Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred): (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(p)  Certain Fees. Other than (i) the cash commission payable on the closing and (ii) shares of Common Stock payable to financial advisors on the closing, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(q)  Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in this Agreement and the Transaction Documents and the representations and warranties made by all other purchasers of the Units in the Offering, no registration under the Securities Act is required for the offer and sale of the Investor’s Units by the Company to the Investor hereunder.

(r)  Quotation Requirements. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the requirements for the quotation of the Common Stock on the NASD Over the Counter Bulletin Board.

(s)  Investment Company. Neither the Company nor GoFish is, an “investment company” or an “affiliate” of, an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(t)  No Additional Agreements. The Company and GoFish do not have any agreement or understanding with any other purchasers of the Units in the Offering with respect to the transactions contemplated by this Agreement on terms that differ substantially from those set forth in this Agreement.

(u)  Disclosure. The Company and GoFish confirm that neither they nor any person acting on their behalf has provided the Investor, or its agents or counsel, with any information that the Company or GoFish believes would constitute material, non-public information following the announcement of the Closing and the transactions contemplated thereby. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company and GoFish, their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company or, as applicable, GoFish (including the Company’s and GoFish’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.  Representations and Warranties of the Investor. In order to induce the Company to enter into this Agreement, the Investor represents and warrants to the Company and GoFish as follows:

(a)  Authority. If a corporation, partnership, limited partnership, limited liability company, or other form of entity, the Investor is duly organized or formed, as the case may be, validly existing, and in good standing under the laws of its jurisdiction of organization or formation, as the case may be. The Investor has all requisite individual or entity right, power, and authority to execute, deliver, and perform this Agreement.

(b)  Enforceability. The execution, delivery, and performance of this Agreement by the Investor have been duly authorized by all requisite partnership, corporate or other entity action, as the case may be. This Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company, shall constitute the legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(c)  No Violations. The execution, delivery, and performance of this Agreement by the Investor do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the articles of incorporation or bylaws, partnership agreement, operating agreement, trust agreement, or similar organizational or governing document of the Investor, as applicable.

(d)  Knowledge of Investment and its Risks. The Investor has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor’s investment in the Units. The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company’s business or operations will be successful. The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose Investor’s entire investment in the Company.

(e)  Investment Intent. The Investor hereby represents and warrants that: (i) the Investor’s Units are being acquired for investment for the Investor’s own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Investor’s Units, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Investor’s Units within the meaning of the Securities Act; (ii) the Investor’s Units are being acquired in the ordinary course of the Investor’s business; and (iii) the Investor does not have any contracts, understandings, agreements, or arrangements, directly or indirectly, with any person and/or entity to distribute, sell, transfer, or grant participations to such person and/or entity with respect to, any of the Investor’s Units. The Investor is not purchasing the Investor’s Units as a result of any advertisement, article, notice or other communication regarding the Investor’s Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)  Investor Status. The Investor is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act and the information provided by the Investor in the Investor Questionnaire, attached hereto as Appendix A, is truthful, accurate, and complete. The Investor is not registered as a broker-dealer under Section 15 of the Exchange Act or an affiliate of such broker-dealer, except as otherwise indicated in the Investor Questionnaire.

(g)  Disclosure. The Investor has reviewed the information provided to the Investor by the Company in connection with the Investor’s decision to purchase the Investor’s Units, including, but not limited to, the Company’s publicly available filings with the Commission and the information contained therein. The Company has provided the Investor with all the information that the Investor has requested in connection with the decision to purchase the Investor’s Units. The Investor further represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects, and financial condition of the Company. All such questions have been answered to the full satisfaction of the Investor. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend, or affect the Investor’s right to rely on the truth, accuracy, and completeness of the disclosure materials and the Company’s representations and warranties contained herein.

(h)  No Registration. The Investor understands that Investor may be required to bear the economic risk of Investor’s investment in the Company for an indefinite period of time. The Investor further understands that: (i) neither the offering nor the sale of the Investor’s Units has been registered under the Securities Act or any applicable State Acts in reliance upon exemptions from the registration requirements of such laws; (ii) the Investor’s Units must be held by the Investor indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available; (iii) except as set forth in the Registration Rights Agreement, dated as of the date hereof, between the Company and the Investor, the Company is under no obligation to register any of the shares of Common Stock underlying the Investor’s Units on the Investor’s behalf or to assist the Investor in complying with any exemption from registration; and (iv) the Company will rely upon the representations and warranties made by the Investor in this Agreement and the Transaction Documents in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

(i)  Transfer Restrictions. The Investor will not transfer any of the Investor’s Units or the shares of Common Stock underlying the Investor’s Units or the Investor Warrants unless such transfer is registered or exempt from registration under the Securities Act and such State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt. The Investor understands and agrees that: (i) the certificates evidencing the shares of Common Stock underlying the Investor’s Units and the Investor’s Warrants will bear appropriate legends indicating such transfer restrictions placed upon the Units and shares of Common Stock and Investor Warrants; (ii) the Company shall have no obligation to honor transfers of any of the Investor’s Units, Investor Warrants, or shares of Common Stock underlying the Investor’s Units or Investor Warrants in violation of such transfer restrictions; and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

(j)  No Solicitation. The Investor: (i) did not receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, with respect to the Units; or (ii) was not solicited by any person, other than by representatives of the Company, with respect to a purchase of the Units.

(k)  Principal Address. The Investor’s principal residence, if an individual, or principal executive office, if an entity, is set forth on the signature page of this Subscription Agreement.

(l)  Reliance by the Company. The Investor acknowledges that the Company will be relying on the representations and warranties of the Investor made above for purposes of compliance with all applicable securities laws and any applicable exemptions from registration requirements thereunder, and otherwise, and consents to the Company’s reliance on such representations and warranties.

6.  Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement and the Transaction Documents are several and not joint with the obligations of any other purchaser of the Units in the Offering, and the Investor shall not be responsible in any way for the performance of the obligations of any other purchaser of the Units in the Offering under any Transaction Document. The decision of the Investor to purchase the Investor’s Units pursuant to the Transaction Documents has been made by the Investor independently of any other purchaser of the Units in the Offering. Nothing contained herein or in any Transaction Document, and no action taken by any purchaser of Units pursuant thereto, shall be deemed to constitute such purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the purchasers of the Units are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Investor acknowledges that no other purchaser of the Units has acted as agent for the Investor in connection with making its investment hereunder and that no other purchaser of the Units will be acting as agent of the Investor in connection with monitoring its investment in the Units or enforcing its rights under the Transaction Documents. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other purchaser of the Units to be joined as an additional party in any proceeding for such purpose.

7.  Prospectus Delivery Requirement. The Investor hereby covenants with the Company not to make any sale of the Investor’s Units without complying with the provisions hereof and of the Registration Rights Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Investor is selling in a transaction not subject to the prospectus delivery requirement).

8.  Shareholder Approval. The Company represents and warrants to the Investor that a vote of the stockholders of the Company will not be required to approve the issuance of the Investor’s Units.

9.  Indemnification of Investor. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investor and its directors, officers, shareholders, members, managers, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees, and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation, and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

10.  Non-Public Information. Subsequent to the Closing, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information.

11.  Further Assurances. The parties hereto will, upon reasonable request, execute and deliver all such further assignments, endorsements, and other documents as may be necessary in order to perfect the purchase by the Investor of the Investor’s Units. In addition, the Company agrees that it will do all such acts necessary to ensure that Canadian residents holding shares will be able to trade such securities without resale restrictions under Canadian securities legislation within four months from the Merger Effective Date, including, if necessary, all acts in order for the Company to become a reporting issuer in a Canadian province or territory, which may include the filing and receipting of a prospectus by Canadian securities regulatory authorities.

12.  Entire Agreement; No Oral Modification. This Agreement and the other Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto and this Agreement may not be amended or modified except in a writing signed by both of the parties hereto.

13.  Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors, or assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

14.  Counterparts. This Agreement may be executed in any number of counterparts, for each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

15.  Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts.

16.  Prevailing Parties. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys’ fees in addition to any other remedy.

17.  Notices. All communication hereunder shall be in writing and shall be mailed, delivered, telegraphed or sent by facsimile or electronic mail, and such delivery shall be confirmed to the addresses as provided below:

if to the Investor:

to the address set forth on the signature page of this Agreement if to the Company before the Closing Date:

GoFish Corporation
88 West 44th Avenue
Vancouver, BC V5Y 2V1
Canada
Attention: Stephen B. Jackson, President

with copy to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, New York 10022
Attention: Kenneth S. Goodwin, Esq.
Facsimile: (212) 400-6901

if to GoFish or to the Company after the Closing Date, to:

GoFish Technologies, Inc.
500 Third Street, Suite 260
San Francisco, CA 94107
Attention: Michael Downing, CEO
Facsimile: (415) 738-8834

with a copy to:

McGuireWoods LLP
1345 Avenue of the Americas, 7th Floor
New York, New York 10105
Attention: Louis W. Zehil
Facsimile: (212) 548-2175

18.  Headings. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first written above.

GOFISH CORPORATION

By:
Name:	Stephen B. Jackson
Its:	President

[SIGNATURE PAGES OF GOFISH AND INVESTOR FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first written above.

GOFISH TECHNOLOGIES, INC.

By:
Name:	Michael Downing
Its:	Chief Executive Officer

[SIGNATURE PAGE OF INVESTOR FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first written above.

INVESTOR (individual)	INVESTOR (entity)

______________________________________	____________________________________
Signature	Name of Entity

______________________________________	____________________________________
Print Name	Signature

Address of Principal Residence:
_____________________________________	Print Name: __________________________
_____________________________________
_____________________________________	Title: ________________________________

Social Security Number:	Address of Executive Offices:
_____________________________________
_____________________________________
Telephone Number:	_____________________________________
_____________________________________	_____________________________________

Facsimile Number:	IRS Tax Identification Number:
_____________________________________	__________________________________

Telephone Number:
__________________________________

Facsimile Number:
____________________________________

_________________ X	$1.50	=	$___________________
Number of Units	Price per Unit		Purchase Price

Amount to be paid by cash			$

Amount to be paid by surrender of GoFish Notes			$

APPENDIX A

Investor Questionnaire

(See Attached)